Exhibit 24


                    APPALACHIAN POWER COMPANY


          I, Thomas G. Berkemeyer, Assistant Secretary of APPALACHIAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on March 26, 1998, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 31st day of March, 1998.

                              _/s/ Thomas G. Berkemeyer_
                                   Assistant Secretary



                    APPALACHIAN POWER COMPANY
                         March 26, 1998


          The Chairman reminded the Board that it had approved a financing program through December 31, 1998 of the Company involving the issuance and sale of up to $250,000,000 aggregate principal amount of Debt Securities comprised of first mortgage bonds or secured or unsecured promissory notes, or a combination of each, in one or more new series, each series to have a maturity of not more than 42 years ("Debt Securities"). He further stated that the Company has (i) filed a Form S-3 with the Securities and Exchange Commission registering $150,000,000 of Debt Securities and closed a Selling Agency Agreement in the amount of $150,000,000 to market unsecured medium term notes and
(ii) filed a Form S-3 with the Commission registering $100,000,000 of Senior Notes, Series A due 2038 and subsequently issued the entire $100,000,000 of Senior Notes. The Chairman then explained that in order to provide flexibility, it is advisable that the Board authorize the Company to file one or more additional Registration Statements to register up to $100,000,000 of additional Debt Securities, such as Senior Notes. In no event, however, will the Company issue and sell more than $250,000,000 of Debt Securities as currently authorized by the Virginia State Corporation Commission and the Tennessee Regulatory Authority, unless further state regulatory authority is obtained.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Appalachian Power Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $350,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 42 years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated March 26, 1998, executed by certain of the officers and directors of this Company appoint-ing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

          NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.



                    APPALACHIAN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of APPALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $350,000,000 aggregate principal amount of its Debt Securities comprising first mortgage bonds or secured or unsecured promissory notes, or a combination of each, in one or more new series, each series to have a maturity not exceeding 42 years, does hereby appoint E. LINN DRAPER, JR., G.
P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 26th day of March, 1998.


/s/ E. Linn Draper, Jr._____       /s/ G. P. Maloney___________
E. Linn Draper, Jr.     L.S.       G. P. Maloney           L.S.


/s/ P. J. DeMaria___________       /s/ James J. Markowsky______
P. J. DeMaria           L.S.       James J. Markowsky      L.S.


/s/ Henry Fayne_____________       /s/ J. H. Vipperman_________
Henry Fayne             L.S.       J. H. Vipperman         L.S.


/s/ Wm. J. Lhota____________
Wm. J. Lhota            L.S.